EMPLOYMENT AGREEMENT
Karen Kupfer

EMPLOYMENT AGREEMENT dated as of July 9, 2007 (this "Agreement"), by this and between Freehand Systems, Inc., a Nevada corporation (the "Company"), and Karen Kupfer (the "Executive").

WITNESSETH:

WHEREAS, the Executive has been employed by the Company as the Company's Director and Vice President, and the Company desires to secure the continued services of the Executive in that position; and

WHEREAS, the Company is willing to continue the Executive's employment with the Company and the Executive is willing to continue her employment with the Company, upon the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual covenants contained herein, the Company and the Executive hereby agree as follows:

1. Position; Employment Term. The Company hereby employs the Executive as the Company's Director and Vice President and the Executive hereby accepts employment with the Company, on the terms, provisions and the conditions set forth in this Agreement, for a term of three (3) years, commencing, on the date hereof, unless earlier terminated earlier as provided herein (the "Employment Term").

2. Duties and Responsibilities. During the Employment Term, the Executive shall be employed by the Company as the Company's Director and Vice President, having such responsibilities as are generally associated with that position for public companies and such other responsibilities as may be specifically assigned to the Executive by the Board of Directors of the Company. The Executive shall report to the Board of Directors and the CEO of the Company. The Executive shall devote all of her business time to the Company, to fulfilling the duties and responsibilities of her employment to the Company and to advancing the interests of the Company. The Executive shall perform her duties and responsibilities to the Company to the best of her ability. The Executive shall not engage in any other business activities, or serve as an employee, director, consultant or in any other capacity, for any other Person, whether or not the Executive receives any compensation in connection therewith, without the prior written consent of the Company; provided, however, that the Company acknowledges that the Executive shall be entitled to devote a reasonable time to charitable and community activities; provided, further, that doing so does not interfere with the Executive's performance of her duties and responsibilities to the Company. The Executive shall adhere to the policies of the Company in effect from time to time and to any code of ethics adopted by the Company.

3. Salary and Bonus. During the Employment Term, the Executive shall be entitled to receive the following:

(a) Salary. The Executive shall receive an annual salary of $102,000 for the Employment Term (the "Salary"). The Salary shall be payable in accordance with the Company's

(b) Vacation. The Executive shall be entitled to three (3) weeks of paid time off (PTO) each year during the Employment Term (i.e. vacation time), in accordance with the Company's vacation policy, as in effect from time to time. No more than six weeks (6) weeks of vacation time may be accrued. Vacation time shall be chosen having due regard to the business needs of the Company.

6. Business Expenses. The Executive shall be reimbursed by the Company for reasonable and necessary business expenses actually incurred by the Executive in connection with the performance of her duties to the Company, in accordance with the Company's practices and policies for the reimbursement of business expenses as from time to time in effect.

7. Work for Hire. All of the Executive's ideas, concepts, inventions and work product rendered or provided by the Executive in connection with her employment with the Company, whether alone or in conjunction with others, or using any of the assets of the Company (collectively, the "Work Product") shall be the sole and exclusive property of the Company and the Executive shall not have any right, title or interest therein and shall constitute "work made for hire" under all applicable copyright, trademark, and similar or related statutes, regulations, or decisional law. In furtherance of the foregoing, the Executive hereby irrevocably assigns to the Company all of the Executive's right, title and interest, whether choate or inchoate or whole or partial, in any Work Product created, developed, or discovered by or in connection with the Executive during the Employment Term. The Executive shall execute and deliver all documents, instruments (including, without limitation, instruments of assignment) and certificates, that the Company may reasonably request that the Executive execute and deliver in furtherance of this Section 7, in order to vest in the Company all right, title and interest in and to the Work Product. If the Executive fails to execute any such document, instrument or certificate, the Executive does hereby designate and appoint the Company as the agent and attorney-in-fact of the Executive for purposes of executing any such document, instrument or certificate, but for no other purpose. Such designation and appointment is irrevocable and coupled with an interest. The Executive shall, at the cost and expense of the Company, cooperate with any efforts by the Company to vest in and to the Company all right, title and interest in and to the Work Product and to register, preserve, and protect the Work Product from use by others, or from dilution or diminution.

8. Additional Covenants of the Executive.

(a) Certain Activities. During the Employment Term, the Executive shall not, directly or indirectly, (i) give or agree to give any gift or similar benefit to any client, supplier, or governmental employee or official or any other person who is or may be in a position to assist or hinder any of the Company or any of its Affiliates in connection with any proposed transaction, which gift or similar benefit, if not given or continued in the future, might adversely affect the business or prospects of any of the Company or any of its Affiliates or may be in violation of any law or regulation or any written policy of the Company, (ii) use any corporate or other funds for unlawful contributions, payments, gifts or entertainment, (iii) make any unlawful expenditures relating to political activity, whether with respect to government officials or others, (iv) establish or maintain any unlawful or unrecorded funds in violation of the Securities Exchange Act of 1934, as amended, or any other applicable law or (v) accept or receive any unlawful payments,

gifts or expenditures or payments, gifts or expenditures which violate the Company's code of ethics or any of the Company's written policies.

(b) Inside Information. In the course of the performance of the Executive's duties on behalf of the Company it is expected that the Executive will receive information that is considered material inside information within the meaning and intent of the federal securities laws, rules, and regulations. The Executive will not disclose any such information, directly or indirectly, for the benefit of the Executive or any family member of the Executive or any other Person associated with the Executive or as a basis for advice to any other Person concerning any decision to buy, sell, or otherwise deal in the Company's securities or those of any Affiliate of the Company.

9. Disability or Death.

(a) Disability. If, during the Employment Term, the Executive shall become physically or mentally disabled, whether totally or partially, so that the Executive, in the good faith judgment of the Company's Board of Directors or a committee thereof, is unable to competently perform the Executive's duties to the Company for a period of at least one hundred and twenty (120) days during any twelve (12) month period (a "Disability"), the Executive's employment with the Company shall automatically terminate upon the determination that an event of Disability has occurred. In order to assist the Company's Board of Directors or a committee thereof in making that determination, the Executive shall, as maybe reasonably requested by the Board of Directors or such committee, (a) make himself available for medical examinations by one or more physicians chosen by the Board of Directors or such committee and (b) grant to the Board of Directors or such committee and any such physicians access to all relevant medical information concerning the Executive, arrange to furnish copies of her medical records to the Board of Directors or such committee thereof and use her best efforts to cause her own physicians to be available to discuss the Executive's health with the Board or such committee, subject to appropriate confidentiality to protect the privacy of the Executive. In the alternative, the Board of Directors or a committee thereof may rely on the determination of the Executive's physician.

(b) Death. If the Executive dies during the Employment Term, the Executive's employment hereunder shall automatically terminate as of the close of business on the date of the Executive's death.

(c) Payments upon Disability or Death. Upon termination of the Executive's employment due to Disability or death, the Company shall pay to the Executive, or the Executive's estate or legal representative, as applicable, the following: (i) the Salary pursuant to the Company's payroll policy (less in the case of Disability amounts that the Executive may receive pursuant to any Company sponsored or statutory disability insurance policy as and if in effect at the date of termination) for a period of one (1) year after such termination, (ii) an amount necessary to reimburse the Executive for all business expenses that were properly reimbursable to the Executive pursuant to Section 6 hereof, through the date of termination; (iii) in the case of termination due to Disability, the Company shall continue to provide the benefits pursuant to Section 5(a) hereof for a period of one (1) year; and (iv) in the case of death,

the Company shall continue to provide the benefits pursuant to Section 5(a) to the Executive's immediate family for a period of eighteen (18) months following the date of death.

10. Termination of Employment. In addition to the termination of the Executive's employment with the Company upon Disability or death as provided in Section 9, the Executive's employment hereunder may be terminated, prior to the expiration of the Employment Term, pursuant to the following terms and conditions:

(a) Cause. The Company may terminate the Executive's employment hereunder at any time for Cause (as hereinafter defined), effective immediately upon written notice to the Executive and a reasonable opportunity to cure, not to exceed ten (10) days after said written notice (except in the case that the Board of Directors of the Company or a committee thereof determines in good faith that the matter giving rise to the termination for Cause is not capable of being cured). Upon any such termination, the Company shall pay to the Executive the Executive's Salary through the date of termination, an amount sufficient to reimburse the Executive for any business expenses that are properly reimbursable to pursuant to Section 6 hereof through the date of termination; and the Executive shall not be entitled to, and the Company shall not be obligated to pay or provide to the Executive, any further payment or other compensation, or any benefit under this Agreement. In addition, upon a termination for Cause any unvested Options shall immediately terminate, and all vested but unexercised Options shall be governed by the Option Plan and the applicable Option Agreement For purposes hereof, the Company shall have "Cause" for termination of the Executive if any of the following events, actions or omissions has occurred:

(i) dishonesty by the Executive in the performance of her duties and obligations to the Company;

(ii) the Executive's conviction of, or entering a plea of guilty, nolo contendere or comparable plea to, any felony or to any misdemeanor involving moral turpitude;

(iii) any willful act or omission by the Executive that is, or is likely to be, materially injurious to the financial condition or business reputation of the Company, as determined by the Board of Directors of the Company or an independent committee of the Board of Directors of the Company;

(iv) a breach by the Executive of the Company's code of ethics or the written policies of the Company the result of which is, or is reasonably likely to be, injurious to the Company, as determined by the Board of Directors of the Company or an independent committee of the Board of Directors of the Company;

(v) a breach by the Executive of any mutual covenant or agreement contained herein which is to be observed or performed by the Executive, which breach is not cured within ten (10) business days after the Executive receives written notice of such breach;

(vi) any appropriation by the Executive of a corporate opportunity or a material corporate asset;

(vii) the Company being unable to register its securities with the United States Securities and Exchange Commission (the "SEC") due to the failure of the Executive to make a disclosure with respect to the Executive's background; or

(viii) the Executive entering into a settlement of any civil or administrative proceeding brought by the SEC, which the Board of Directors of the Company or an independent committee of the Board of Directors reasonably believes will be damaging to the business or reputation of the Company;

(ix) misrepresenting to the Compensation Committee of the Board of Directors of the Company or any independent committee of the Board of Directors of the Company the date of the grant of any options to purchase the Company's common stock to any director, officer or employee of the Company, consultant to the Company or any other Person;

(x) the repeated failure or refusal by the Executive to comply with a written lawful directive by the Board of Directors or any committee of the Board of Directors that is not inconsistent with the terms hereof.

(b) Without Cause. The Company shall have the right to terminate the employment of the Executive hereunder without Cause and for no reason whatsoever, upon not less than sixty (60) days prior written notice to the Executive. For purposes hereof, the failure of the Company to extend the Executive's employment hereunder upon the expiration of the Term shall be treated as a termination without Cause, effective as of the last day of the Term.

(c) Good Reason. The Executive shall have the right to terminate the Executive's employment hereunder for Good Reason (as hereinafter defined) upon not less than sixty (60) days prior written notice to the Company.

(d) Severance Package. Upon the termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason as provided for in this Section 10, the Executive shall be entitled to receive the following: (i) the payment of the Salary for a period of (x) the greater of one (1) year from the effective date of termination or the remainder of the Employment Term, in the case of a termination without Cause or for Good Reason (when there has not been a Change of Control (as hereinafter defined)) (the "Severance Period"); and (y) upon a termination without Cause following a Change of Control, the Executive shall have the option to receive the payment provided or in clause (x) or a lump sum payment of $1,000,000; (ii) the immediate vesting of all unvested Options, whereupon all vested Options shall remain exercisable for the full original term thereof; (iii) the continuation of the benefits provided for in Section 5(a) hereof, for a period of the greater of one (1) year from the effective date of termination or the remainder of the Employment Term, after which time the Executive will be entitled to all benefits provided for under COBRA; and (iv) reimbursement of all business expenses in accordance with Section 6 hereof which were incurred by the Executive through the effective date of termination.

(e) The Executive shall not be obligated to mitigate any of the Company's obligations pursuant to Section 10(d). Any compensation received by the Executive during the

Severance Period shall not be credited against any amounts payable by the Company pursuant to Section 10(d).

11. Restrictive Covenants Applicable to the Executive.

(a) Certain Acknowledgments by the Executive. The Executive acknowledges and agrees that her employment with the Company places him in a position of confidence and trust with the Company and its Affiliates and with those persons with whom the Company and its Affiliates do business, including, without limitation, clients, customers, vendors, licensors, licensees and Executives. The Executive acknowledges and agrees that the business of the Company is carried on throughout the United States of America and that it is the intention of the Company to continue to expand the geographic area in which the business is conducted and marketed and, accordingly, it is reasonable that the restrictive covenants set forth in this Section 11 are not limited by any specific geographic area. In addition, the Executive acknowledges and agrees that in the course of rendering services to the Company, the Executive will acquire access to and become acquainted with Confidential Information (as hereinafter defined) of the Company and its Affiliates that is non-public, confidential or proprietary in nature, and that it is within the legitimate interests of the Company to protect all Confidential and Proprietary Information (as hereinafter defined). The Executive acknowledges that the Company will be irreparably damaged if the Executive were to violate the provisions of this Section 11, and that such provisions are fair and reasonable and necessary to adequately protect the Company.

(b) Confidentiality. The Executive hereby covenants and agrees that, during the period of the Executive's employment with the Company and thereafter, unless otherwise authorized by the Company in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any Person (other than as may be required in connection with the Executive's employment with the Company) any Confidential Information; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential Information; (iii) use any Confidential Information other than for the sole and exclusive benefit of the Company; (iv) offer or agree to, or cause or assist in the inception of continuation of, any such disclosure, impairment or use of any Confidential Information.

(c) Restrictive Covenants. The Executive shall not, during the Severance Period, alone or in association with any other Person, directly or indirectly, (i) engage in any Competing Business (as hereafter defined), (ii) acquire, or own in any manner, any interest in any Person that engages in any Competing Business, or that engages in any business, activity or enterprise that competes with any aspect of any of Competing Business, or (iii) be interested in (whether as an owner, director, officer, partner, member, lender, shareholder, vendor, consultant, Executive, advisor, agent, independent contractor or otherwise), or otherwise participate in the management or operation of, any Person that engages in any Competing Business. The foregoing restriction of this Section 11(c) shall not prohibit the Executive from acquiring or holding not more than five percent (5%) percent of any class of equity securities of a corporation or other entity whose shares are listed or admitted to trade on a national securities exchange or are quoted on any NASDAQ market. In addition, during the Severance Period, the Executive shall not take any action, directly or indirectly, that is intended to cause any Person that engages

in business with the Company to reduce or terminate that Person's business relationship with the Company.

(d) Remedies, etc. The Executive acknowledges and agrees that any breach or threatened breach of the covenants contained in this Section 11 will cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages sustained by reason of such breach and the recovery of costs and expenses including, but not limited to, attorneys' fees and expenses), be entitled to specific performance and injunctive relief (including, without limitation, a temporary and/or permanent restraining order and/or a permanent injunction) in respect of any breach or threatened breach of any of such covenants, without being required to post bond or other security and without having to prove irreparable harm. If any provision contained in this Section 11 shall be determined by any court or other tribunal of competent jurisdiction to be invalid or unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, (x) such provision shall be interpreted to extend over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all is determined by such court or other tribunal making such determination, and (y) in its reduced form, such provision shall then be enforceable, but such reduced form of provision shall only apply with respect to the operation of such provision in the particular jurisdiction in or for which such adjudication is made.

12. Return of Information and Property. When the Executive's employment with the Company ends, whether by the termination or expiration of the Employment Term, the Executive will promptly deliver to the Company, or at its written instruction, destroy, all documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings, and copies thereof, of or pertaining to the Company and its business in the Executive possession or control, and return to the Company all of the Company's property which is in the possession of the Company.

13. Indemnification. The Company agrees to indemnify the Executive and hold the Executive harmless from and against any liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Executive in connection with the Executive's performance of the Executive's duties and obligations to the Company or any Affiliate to the fullest extent permitted by the applicable law of the State of Nevada. The right to indemnification pursuant to this Section 13 or as may be otherwise provided by the Company in its by-laws or in a separate indemnification agreement shall be in addition to any rights that the Executive may be under any directors' and officers' liability insurance policy. The Executive's entitlement to indemnification shall survive the termination of the Executive's employment with respect to acts or omissions during such employment; except if the Executive's employment is terminated for Cause and the basis for such termination is related to the claim for indemnification.

14. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this

Agreement shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested (with all costs prepaid), four (4) business days after being mailed, (c) if delivered by a recognized overnight courier service of recognized standing (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service), or (d) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:30 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine) to the address of the party set forth on Schedule 1 attached hereto.

15. Waiver. Any waiver by the party, of any breach of or failure to comply with any provision or condition of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver shall be in writing and shall be limited to the specific matter and instance for which it is given. No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof, at any time whatsoever, or the exercise of any other right.

16. Entire Agreement; Amendment. This Agreement (and the Option Plan and Option Agreement, if applicable) contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersede all prior and/or contemporaneous understandings, agreements, representations, warranties, promises of any kind and nature (whether written or oral) between the parties with respect to such subject matter, all of which are merged herein. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by the Company and the Executive.

17. Governing Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in the State of California, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction.

18. Severability. Should any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction by a court of competent jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be enforced to the fullest extent permitted by applicable law.

19. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (whether by merger, consolidation, sale of all or

substantially all of the assets of the Company, recapitalization or another similar transaction) and permitted assigns and the heirs and personal representatives of the Executive. Except as expressly permitted by this Section 19, nothing herein is intended or shall be construed to confer upon or give to any person, any rights, privileges or remedies under or by reason of this Agreement.

20. Definitions. The following terms shall have the meanings ascribed to them in this Section 20.

(a) "Affiliate" of any Person means any stockholder or person or entity controlling, controlled by under common control with such Person, or any director, officer or key Executive of such Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

(b) "Change of Control" shall mean the consummation of any of the following events: (i) the sale of all or substantially all of the assets of the Company, or (ii) the merger, consolidation or other reorganization of the Company with or into any other Person, or any other corporate reorganization, in each case in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, (iii) any transaction (including, without limitation, a recapitalization) or any series of related transactions which after giving effect thereto, results in the holders of the capital stock of the Company immediately prior to such transaction or series of related transactions holding less than fifty percent (50%) of the voting securities of the Company or of the surviving corporation after such transaction or series of related transactions; or (iv) a change in the majority of the members of the Company's Board of Directors during the Employment Term of this Agreement, other than as a result of the voluntary decision by a Director of the Company to resign or not stand for reelection.

(c) "Competing Business" shall mean any business, enterprise or other Person that as one of its primary businesses or activities is involved in the storing or delivery of sheet music in a digital format.

(d) "Confidential Information" shall mean any and all (i) confidential or proprietary information, documentation or material not generally in the public domain about or relating to the business, operations, assets, prospects or financial condition of the Company or any Affiliate of the Company or any of the Company's or any such Affiliate's trade secrets including, without limitation, research and development plans or projects; data and reports; computer materials such as programs, instructions and printouts; formulas; product testing information; business improvements; processes, marketing and selling strategies; strategic business plans (whether pursued); acquisition strategies (whether or not pursued) budgets; unpublished financial statements; licenses, pricing, pricing strategy and cost data; formulas or recipes for products; information regarding the skills and compensation of employees ; the identities of customers and potential customers; the identities of contact persons at customers and potential customers; the particular preferences, forecasts; other marketing techniques; the identities of key accounts and potential key accounts; the identities of suppliers and contractors and information about those supplier and contractor relationships such as contact person(s),

pricing and other terms; patent, trademark, copyright strategies (whether or not pursued), and plans; intellectual property strategies; or (ii) information, documentation or material not generally in the public domain, the knowledge of which gives or may give the Company a competitive advantage over any Person not possessing such information.

(e) "Good Reason" shall mean any of the following: (i) a breach by the Company of any material covenant or agreement contained in this Agreement to be observed or performed by the Company, which is not remedied for a period of thirty (30) days after written notice thereof to the Company; or (ii) a substantial reduction in the duties and responsibilities of the Executive.

(f) "Person" shall mean, without limitation, any natural person, corporation, partnership, limited liability company, joint stock company, joint venture association, trust or other similar entity or firm.

21. Headings; Counterparts. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa. This Agreement may be executed in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement may be executed by facsimile signature which shall constitute a legal and valid signature for purposes hereof.

IN WITNESS WHEREOF, each of the Company and the Executive has executed this Agreement as of the date first above written.

FREEHAND SYSTEMS, INC.

By: ______________________
Name: Kim Lotz
Title: CEO

____
Karen Kupfer